Exhibit 99.1

State Auto Financial Completes Sale of Non-Standard Auto Subsidiary

Contact:

Larry Adeleye	Kyle Anderson
Director of Investor Relations	Director of Media Relations
W 614.917.5108	W 614.917.5497
M 614.477.5301

COLUMBUS, Ohio – January 3, 2011 – State Auto Financial Corporation (NASDAQ:STFC) completed the previously announced sale of its non-standard automobile insurance subsidiary, State Auto National, to Hallmark Insurance Company of Fort Worth, Texas, effective December 31, 2010.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. The company markets its personal and business insurance products through independent insurance agencies in 34 states and the District of Columbia and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group is rated A+ (Superior) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual and Litchfield Mutual Fire. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at www.StateAuto.com.